UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 13, 2019

SUMMIT NETWORKS, INC.
(Name of small business in its charter)

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Nevada	333-199108	35-2511257
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
3A, Kingswell Commercial Tower 171-173 Lockhard Road Wanchai, Hong Kong
(Address of principal executive offices)

Registrant's telephone number:

(852) 3910 6020

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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Written communications pursuant to Rule 425 under the Securities Act

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 -Departure of Directors or Certain Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On May 13, 2019 Ms. Yaya Zhang submitted to the Board her resignation as Chief Executive Officer, President, Chief Financial Officer, Treasurer and Secretary of the Company. At the same time, the Board appointed Mr. Chi Ming Tso as director, Chief Executive Officer and President, Ms. Chao Long (Charlene) Huang as Chief Financial Officer, and Mr. Fat Kwong Chan as Treasurer and Secretary. The Board also elected Ms. Fengming Su as director. Mr. Tso, Ms. Huang, Mr. Chan and Ms. Su will hold these positions until they are replaced, resign, or are removed from office.

The resignation of Ms. Zhang was based on personal matters, not because of any disagreement with the Company on any matter related to the Company’s operations, policies or procedures.

Biography

Tso Chi Ming – Age 62

Since 2012 Mr. Tso has been the President and director of Hass Group Inc., a consulting company located in Hong Kong. He is a professional engineer and an entrepreneur. Mr. Tso graduated from the Empresarial University of Costa Rica in Geotechnical Engineering in 2000. Since graduation, he has worked for a number of companies and held various senior technical and management positions. Since 2007, Mr. Tso had been the Marketing Director for Warwick Enterprise Ltd., a company located in Hong Kong.  In 2012, he founded Hass Group Inc. and has served as its President ever since. Hass Group is a private consulting company located in Hong Kong.  With Hass Group Inc., Tso has assisted in the establishment of a number of companies and assisted them completing a number of finances, mergers and acquisitions

Fengming Su - Age 56

Ms. Su graduated from high school in 1992 in Dai Yao, Jiangsu, China. Upon graduation, Ms. Su was self-employed in clothing business from 1992 to 2011. From 2011 to 2013, she worked as sales manager for Shanghai Yuan Yuan Air-conditioning Co. Ltd. Since 2013, she has held the position as a Director Assistant for China Industry Investment International Co. Ltd., an investment company located in Shanghai, China.

Chao Long (Charlene) Huang - Age 67

Ms. Huang graduated from China Anhui Huangshan Forestry College with a degree in Forestry in 1975 and from China Nanjing Teacher-training University with a degree in Chinese Language and Literature in 1991. From 1975 to 1981, Ms. Huang worked as Forestry Engineer in Qingyang Forestry Bureau, Anhui Province, China. From 1981 to 1993, Ms. Huang worked for Meishan Metallurgical Industry Company of the China Baosteel Group initially as Municipal Landscape Design Engineer from 1984 to 1993 and as Reporter and Editor from 1984 to 1993. From 1993 to 2016, Ms. Huang worked as the Chief Executive Officer for various companies, including Shanghai Wellson Welding Materials Import & Export Co. Ltd., Shanghai Flying Dragon Mineral Products Co. Ltd. and Shanghai Starlink Forwarding Co. Ltd. Since 2005 to the present, Ms. Huang has been the Chief Executive Officer of Zenox Enterprises Ltd., a trading company based in Canada.

Fat Kwong Chan – Age 57

Mr. Chan graduated from the Labour School of Mong Kok in Hong Kong in 1980. From that time until 1998, he worked for various companies. From 1998 to 2015, he was a member of the board of directors of Phoenix Digital Photo Co. Ltd., a camera trading company. From 2016 to the present, he has been a member of the board of directors of Le Pointe Development Co. Ltd., a property development company located in Hong Kong.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: May 13, 2019	SUMMIT NETWORKS, INC. By: /s/Chi Ming Tso Name: Chi Ming Tso Title: Chief Executive Officer